UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2021

Acorda Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31938	13-3831168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Saw Mill River Road, Ardsley, NY		10502
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 347-4300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.001)	ACOR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On January 19, 2021, Acorda Therapeutics, Inc. (the “Company”) received a letter from The Nasdaq Stock Market, LLC notifying the Company that it had regained compliance with Listing Rule 5450(a)(1), which requires that listed securities maintain a minimum closing bid price of at least $1.00 per share (the “Minimum Bid Requirement”). The Company regained compliance with the Minimum Bid Requirement based on the closing bid price of the Company’s common stock on the Nasdaq Global Select Market between January 4, 2021 and January 15, 2021. The Company had previously been notified of its non-compliance with the Minimum Bid Requirement on July 23, 2020, as described in the Company’s Current Report on Form 8-K filed on July 24, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

January 20, 2021	By:	/s/ David Lawrence
Name: David Lawrence
Title: Chief, Business Operations and Principal Accounting Officer